   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1996

                                                REGISTRATION NO. 333-03741
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                  AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                                  MUZAK, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  DELAWARE                        7389
(STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL        91-1722302
JURISDICTION OF          CLASSIFICATION CODE NUMBERS)      (I.R.S. EMPLOYER
INCORPORATION OR                                           IDENTIFICATION NO.)
ORGANIZATION)


                               ---------------

                         2901 THIRD AVENUE, SUITE 400
                               SEATTLE, WA 98121
                                (206) 633-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                              MR. JOHN R. JESTER
                                   PRESIDENT
                                  MUZAK, INC.
                         2901 THIRD AVENUE, SUITE 400
                               SEATTLE, WA 98121
                                (206) 633-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

  STEPHEN H. COOPER,          LOUISA BARASH, ESQ.       CHRISTOPHER J. BARRY,
         ESQ.          HELLER, EHRMAN, WHITE & MCAULIFFE        ESQ.
WEIL, GOTSHAL & MANGES   701 FIFTH AVENUE, SUITE 6100  BOGLE & GATES P.L.L.C.
          LLP                  SEATTLE, WA 98104          TWO UNION SQUARE,
   767 FIFTH AVENUE             (206) 447-0900            601 UNION STREET
  NEW YORK, NY 10153                                      SEATTLE, WA 98101
    (212) 310-8000                                         (206) 682-5151

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------
                                          PROPOSED
  TITLE OF EACH CLASS OF             MAXIMUM AGGREGATE                      AMOUNT OF
SECURITIES TO BE REGISTERED          OFFERING PRICE(1)                   REGISTRATION FEE
- -----------------------------------------------------------------------------------------
Common Stock, $0.01 par
 value..................                $74,175,000                          $25,578
- -----------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  MUZAK, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

      REGISTRATION STATEMENT ITEM AND HEADING               LOCATION IN PROSPECTUS
      ---------------------------------------               ----------------------
 1.  Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus................. Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages of     Inside Front Cover Page;
      Prospectus.....................................  Available Information; Outside
                                                       Back Cover Page
 3.  Summary Information, Risk Factors and Ratio of   Outside Front Cover Page;
      Earnings to Fixed Charges......................  Prospectus Summary; Risk
                                                       Factors; The Company
 4.  Use of Proceeds................................. Prospectus Summary; The
                                                       Recapitalization; Use of
                                                       Proceeds
 5.  Determination of Offering Price................. Outside Front Cover Page; Risk
                                                       Factors; Underwriting
 6.  Dilution........................................ Risk Factors; Dilution
 7.  Selling Security Holders........................ Certain Relationships and Related
                                                       Transactions; Principal and
                                                       Selling Stockholders
 8.  Plan of Distribution............................ Outside Front Cover Page;
                                                       Underwriting
 9.  Description of Securities to be Registered...... Outside Front Cover Page;
                                                       Prospectus Summary; Dividend
                                                       Policy; Description of Capital
                                                       Stock
10.  Interests of Named Experts and Counsel.......... Legal Matters
11.  Information with Respect to the Registrant...... Outside Front Cover Page;
                                                       Prospectus Summary; Risk
                                                       Factors; The Company; Use of
                                                       Proceeds; Dividend Policy;
                                                       Dilution; Capitalization;
                                                       Selected Financial Data; Pro
                                                       Forma Financial Data;
                                                       Management's Discussion and
                                                       Analysis of Financial Condition
                                                       and Results of Operations;
                                                       Business; Management; Certain
                                                       Relationships and Related
                                                       Transactions; Principal and
                                                       Selling Stockholders; Shares
                                                       Eligible for Future Sale;
                                                       Description of Capital Stock;
                                                       Financial Statements
12.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.................................... Not Applicable

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the Registrant's estimated expenses in connection with the issuance of the securities being registered, other than underwriting discounts and commissions.

      Securities and Exchange Commission Registration Fee............. $ 25,578
      NASD Filing Fee.................................................    7,918
      Printing and Engraving Expenses.................................        *
      Counsel Fees and Expenses.......................................        *
      Financial Advisory Fee.......................................... $250,000
      Accountants' Fees and Expenses..................................        *
      Blue Sky Fees and Expenses......................................        *
      Transfer Agent and Registrar Fees and Expenses..................        *
      Nasdaq National Market Listing Fee..............................        *
      Director and Officer Insurance Premiums.........................        *
      Miscellaneous...................................................        *
                                                                       --------
        Total......................................................... $      *
                                                                       ========

- --------
* To be filed by amendment

  All such fees and expenses have been or will be paid by the Registrant.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), the law of the state in which the Registrant is incorporated, empowers a corporation within certain limitations to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with any action, suit or proceeding to which he is or was threatened to be a party (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. No such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the Court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

  The Certificate of Incorporation of the Registrant provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the DGCL. The By-Laws allow the Registrant to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director, officer or employee and allow the Registrant to purchase and maintain insurance for its directors and officers against liability asserted against them in such capacity whether or not the Registrant would have the power to indemnify them against such liability. The Registrant intends to acquire directors' and officers' liability insurance.

  As permitted by Section 102 of the DGCL, the Certificate of Incorporation of the Registrant provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL and (iv) for any transaction from which the director derived an improper personal benefit.

  The Underwriting Agreement being filed as Exhibit 1 hereto provides for indemnification of directors and officers of the Registrant under certain circumstances, including for liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In connection with the closing of the acquisition of the franchises of Comcast Sound Communications, Inc. ("Comcast"), on January 31, 1994, the Registrant issued a $5.0 million 7% preferred limited partnership interest of the Partnership to Comcast. This transaction was exempt from registration under
Section 4(2) of the Securities Act as not involving a public offering. No underwriter was involved in the transaction.

  In November 1994, the Registrant amended its senior credit facility whereby the Company's $10.0 million loan from Union Bank of Switzerland, New York Branch, was repaid in full with proceeds from a subordinated financing involving the sale of $7.0 million additional preferred partnership interests to existing investors, including MLP Holdings L.P. and certain senior managers of the Registrant, with a pledge of the limited partnership interests to the lenders under the senior credit facility and an increase in the number of units subject to the option agreement of Barclays Bank PLC, New York Branch. This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving a public offering. No underwriter was involved in the transaction.

  In May 1996, prior to the filing of the Registration Statement, the general and limited partners of the Partnership agreed to exchange the outstanding partnership interests in the Partnership for cash and shares of Common Stock pursuant to the Exchange and Transfer Agreement as part of the Recapitalization described under "The Recapitalization" in the Prospectus. This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving a public offering. No underwriter was involved in the transaction.

  In addition, as part of the Recapitalization, options to purchase partnership interests outstanding under the Partnership's Management Option Plan will be replaced with options to purchase shares of Common Stock under the Company's Replacement Stock Option Plan. To the extent such transaction constitutes an offer and sale of securities, such transaction is exempt from registration under Section 4(2) of the Securities Act as not involving a public offering and/or Rule 701 under the Securities Act. No underwriter is involved in the transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  The following documents are filed as part of this Registration Statement:

  (a) Exhibits

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
  * 1    --Form of Underwriting Agreement
 ** 2    --Exchange and Transfer Agreement dated as of May 10, 1996, among
          Muzak, Inc., Music Holdings Corp., the holders of partnership interests of Muzak Limited Partnership, Barclays Bank PLC and
          Exeter Venture Lenders, L.P.
 ** 3.1  --Certificate of Incorporation of the Registrant
 ** 3.2  --By-Laws of the Registrant
 ** 4.1  --Stockholders' Agreement of the Registrant
  * 5    --Opinion of Weil, Gotshal & Manges LLP

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  +10.1  --Asset Purchase Agreement dated as of March 11, 1992, among Muzak
          Limited Partnership, Field/Muzak Inc., The Field Corporation and MLP
          Operating, L.P., as amended by Muzak Limited Partnership's letters dated April 22, 1992, August 6, 1992 and August 20, 1992, Amendment
          No. 1 dated as of June 26, 1992, Amendment No. 2, dated July 31, 1992 and Amendment No. 3, dated as of August 26, 1992
   10.2  --Asset Purchase Agreement and Contribution Agreement dated as of
          November 24, 1993 among Comcast Corporation, et al. and Muzak Limited
          Partnership
   10.3  --Amended and Restated Credit Agreement dated as of September 4, 1992, as amended as of October 22, 1992 and as of December 15, 1993; and as
          amended and restated as of January 31, 1994 among Muzak Limited
          Partnership, Union Bank of Switzerland, New York Branch,
          Internationale Nederlanden (U.S.) Capital Corporation and the other
          Lenders parties thereto and Union Bank of Switzerland, New York
          Branch, as Agent; as amended by Waiver and Agreement dated as of
          February 10, 1994; Waiver and Amendment No. 1 dated as of October 31,
          1994; Waiver and Amendment No. 2 dated as of November 2, 1994;
          Amendment No. 3 and Consent dated as of November 4, 1994; Amendment
          No. 4 to Amended and Restated Credit Agreement dated as of November
          17, 1994; Waiver dated January 10, 1995; Waiver dated as of July 31,
          1995; Amendment No. 5 to Amended and Restated Credit Agreement dated as of November 7, 1995; and Waiver dated as of April 1, 1996
   10.4  --Amended and Restated Term Notes issued as of September 4, 1992, amended and restated as of January 31, 1994
   10.5  --Subordinated Loan Agreement dated as of September 4, 1992, as amended, between Muzak Limited Partnership and Barclays Bank PLC, New
          York Branch
   10.6  --Option Agreement dated as of September 4, 1992 between Muzak Limited
          Partnership and Barclays Bank PLC, New York Branch
  +10.7  --Uplink Facility Agreement dated as of December 28, 1995 between
          EchoStar Satellite Corporation and Muzak Limited Partnership
  +10.8  --DBS Programming Affiliation Agreement dated as of December 28, 1995 between EchoStar Satellite Corporation and Muzak Limited Partnership
  +10.9  --Video Programming Sales Agent Agreement dated as of December 28,
          1995 between EchoStar Satellite Corporation and Muzak Limited
          Partnership
  +10.10 --Form of Muzak(R) Participating Affiliate Agreement
   10.11 --Third and Broad Office Lease dated June 8, 1994, between Martin
          Selig and Muzak Limited Partnership
   10.12 --ASCAP License
   10.13 --Joint Venture Agreement dated August 2, 1995 between Muzak Limited
          Partnership and Alcas Holdings B.V.
   10.14 --Muzak(R) Master Affiliate Agreement (Mexico) dated March 1, 1992 between Muzak Limited Partnership and Audioplan S.A.
   10.15 --Muzak(R) Master Affiliate Agreement (Canada) dated August 30, 1990 between Muzak Limited Partnership and Chum Limited, as amended--Form of Underwriting Agreement
   10.16 --FCC Licenses
   10.17 --Form of License Agreement (New Franchise Agreement), as amended
   10.18 --Form of Music Services Agreement
   10.19 --Form of Multi-Territory Account Service Agreement
   10.20 --Form of Sales of Adjunct Services and Form of Muzak Adjunct Services
          Subscriber Agreement
  +10.21 --Transponder Lease Agreement dated December 9, 1993 between
          Microspace Communications Corporation and Muzak Limited Partnership
  +10.22 --Transmission Lease Agreement dated January 31, 1995 between
          Microspace Communications Corporation and Muzak Limited Partnership

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  +10.23 --Transponder Lease Agreement dated January 31, 1995 between
          Microspace Communications Corporation and Muzak Limited Partnership
  +10.24 --Transponder Lease Agreement dated April 27, 1995 between Microspace
          Communications Corporation and Muzak Limited Partnership
  +10.25 --Transponder Lease Agreement dated July 5, 1995 between Microspace
          Communications Corporation and Muzak Limited Partnership
  +10.26 --Transponder Lease Agreement dated April 29, 1996 between Microspace
          Communications Corporation and Muzak Limited Partnership
  +10.27 --Agreement to Provide Telecommunications Service dated August 8 and
          9, 1995 between Keystone Communications Corporation and Muzak Limited
          Partnership
  +10.28 --Sales Agreement and License dated September 28, 1995 between
          Mainstream Data, Inc. and Muzak Limited Partnership
   10.29 --Muzak Limited Partnership Tempo Savings and Retirement Plan
   10.30 --Muzak Limited Partnership Tempo Savings and Retirement Trust
   10.31 --Muzak Limited Partnership Management Incentive Plan
   10.32 --Muzak Limited Partnership Management Option Plan
  *10.33 --Muzak, Inc. Senior Management Stock Option Plan
  *10.34 --Muzak, Inc. 1996 Employee Stock Option Plan
   10.35 --Employment Agreement dated August 31, 1992 of John R. Jester
   10.36 --Employment Agreement dated August 31, 1992 of James F. Harrison
   10.37 --Employment Letter dated July 7, 1995 of Kirk A. Collamer
 **11    --Calculations of pro forma net loss attributable to common stockholders per share and supplemental pro forma net loss attributable to common stockholders per share
 **21    --List of Subsidiaries of the Registrant
 **23.1  --Consent of Deloitte & Touche LLP and Report on Financial Statement
          Schedule of Muzak Limited Partnership
 **23.2  --Consent of Deloitte & Touche LLP
  *23.3  --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5)
 **24    --Power of Attorney (included on the signature page to this
          Registration Statement)
 **27    --Financial Data Schedules

- --------
 * To be filed by amendment

** Previously filed

 + Confidential treatment requested

 (b) Financial Statement Schedules
     Schedule II--Valuation and Qualifying Accounts and Reserves

  All other Schedules have been omitted because the information is not applicable or is presented in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant under the General Corporation Law of the State of Delaware or pursuant to the Registrant's Certificate of Incorporation or By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 31, 1996.

                                          MUZAK, INC.
                                          (Registrant)

                                                         *
                                          By __________________________________
                                                     John R. Jester
                                              President and Chief Executive
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                          TITLE               DATE

                                       Chairman, President and
               *                        Chief Executive Officer  May 31, 1996
_____________________________________   (Principal Executive
           JOHN R. JESTER               Officer)

        /s/ Kirk A. Collamer           Vice President and Chief
_____________________________________   Financial Officer        May 31, 1996
          KIRK A. COLLAMER              (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

                                       Director
               *                                                 May 31, 1996
_____________________________________
          BRUCE G. POLLACK

                                       Director
               *                                                 May 31, 1996
_____________________________________
           PAUL F. BALSER

                                       Director
               *                                                 May 31, 1996
_____________________________________
          MARK E. JENNINGS

       /s/ Kirk A. Collamer

By______________________________

   Kirk A. Collamer Attorney-in-fact

                           MUZAK LIMITED PARTNERSHIP

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                          SCHEDULE II (REG 210.12-09)

                                          ADDITIONS         DEDUCTIONS
                                    ---------------------   ----------
                                                              WRITE-
                         BALANCE AT CHARGED TO CHARGED TO   OFFS, NET    BALANCE
                         BEGINNING  COSTS AND    OTHER          OF      AT END OF
      DESCRIPTION        OF PERIOD   EXPENSES   ACCOUNTS    RECOVERIES   PERIOD
      -----------        ---------- ---------- ----------   ----------  ---------
YEAR ENDED DECEMBER 31,
 1995
Allowance for Doubtful
 Accounts...............  $736,000   $810,000               ($914,000)  $632,000
                          ========   ========               =========   ========
YEAR ENDED DECEMBER 31,
 1994
Allowance for Doubtful
 Accounts...............  $558,000   $610,000   $359,000(a) ($791,000)  $736,000
                          ========   ========   ========    =========   ========
YEAR ENDED DECEMBER 31,
 1993
Allowance for Doubtful
 Accounts...............  $648,000   $464,000               ($554,000)  $558,000
                          ========   ========               =========   ========

- --------
(a) Comcast Acquisition as of January 31, 1994.

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                              DESCRIPTION
 -------                            -----------
  * 1    --Form of Underwriting Agreement
 ** 2    --Exchange and Transfer Agreement dated as of May 10, 1996, among Muzak, Inc., Music Holdings Corp., the holders of
          partnership interests of Muzak Limited Partnership, Barclays
          Bank PLC and Exeter Venture Lenders, L.P.
 ** 3.1  --Certificate of Incorporation of the Registrant
 ** 3.2  --By-Laws of the Registrant
 ** 4.1  --Stockholders' Agreement of the Registrant
  * 5    --Opinion of Weil, Gotshal & Manges LLP
  +10.1  --Asset Purchase Agreement dated as of March 11, 1992, among
          Muzak Limited Partnership, Field/Muzak Inc., The Field
          Corporation and MLP Operating, L.P., as amended by Muzak
          Limited Partnership's letters dated April 22, 1992, August 6,
          1992 and August 20, 1992, Amendment No. 1 dated as of June 26,
          1992, Amendment No. 2, dated July 31, 1992 and Amendment No. 3, dated as of August 26, 1992
   10.2  --Asset Purchase Agreement and Contribution Agreement dated as of November 24, 1993 among Comcast Corporation, et al. and
          Muzak Limited Partnership
   10.3  --Amended and Restated Credit Agreement dated as of September 4,
          1992, as amended as of October 22, 1992 and as of December 15,
          1993; and as amended and restated as of January 31, 1994 among
          Muzak Limited Partnership, Union Bank of Switzerland, New York
          Branch, Internationale Nederlanden (U.S.) Capital Corporation
          and the other Lenders parties thereto and Union Bank of
          Switzerland, New York Branch, as Agent; as amended by Waiver and Agreement dated as of February 10, 1994; Waiver and
          Amendment No. 1 dated as of October 31, 1994; Waiver and
          Amendment No. 2 dated as of November 2, 1994; Amendment No. 3 and Consent dated as of November 4, 1994; Amendment No. 4 to
          Amended and Restated Credit Agreement dated as of November 17,
          1994; Waiver dated January 10, 1995; Waiver dated as of July
          31, 1995; Amendment No. 5 to Amended and Restated Credit
          Agreement dated as of November 7, 1995; and Waiver dated as of
          April 1, 1996
   10.4  --Amended and Restated Term Notes issued as of September 4,
          1992, amended and restated as of January 31, 1994
   10.5  --Subordinated Loan Agreement dated as of September 4, 1992, as amended, between Muzak Limited Partnership and Barclays Bank
          PLC, New York Branch
   10.6  --Option Agreement dated as of September 4, 1992 between Muzak
          Limited Partnership and Barclays Bank PLC, New York Branch
  +10.7  --Uplink Facility Agreement dated as of December 28, 1995 between EchoStar Satellite Corporation and Muzak Limited
          Partnership
  +10.8  --DBS Programming Affiliation Agreement dated as of December 28,
          1995 between EchoStar Satellite Corporation and Muzak Limited
          Partnership
  +10.9  --Video Programming Sales Agent Agreement dated as of December
          28, 1995 between EchoStar Satellite Corporation and Muzak
          Limited Partnership
  +10.10 --Form of Muzak(R) Participating Affiliate Agreement
   10.11 --Third and Broad Office Lease dated June 8, 1994, between
          Martin Selig and Muzak Limited Partnership
   10.12 --ASCAP License
   10.13 --Joint Venture Agreement dated August 2, 1995 between Muzak
          Limited Partnership and Alcas Holdings B.V.
   10.14 --Muzak(R) Master Affiliate Agreement (Mexico) dated March 1,
          1992 between Muzak Limited Partnership and Audioplan S.A.

 EXHIBIT
   NO.                              DESCRIPTION
 -------                            -----------
   10.15 --Muzak(R) Master Affiliate Agreement (Canada) dated August 30,
          1990 between Muzak Limited Partnership and Chum Limited, as amended--Form of Underwriting Agreement
   10.16 --FCC Licenses
   10.17 --Form of License Agreement (New Franchise Agreement), as
          amended
   10.18 --Form of Music Services Agreement
   10.19 --Form of Multi-Territory Account Service Agreement
   10.20 --Form of Sales of Adjunct Services and Form of Muzak Adjunct
          Services Subscriber Agreement
  +10.21 --Transponder Lease Agreement dated December 9, 1993 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.22 --Transmission Lease Agreement dated January 31, 1995 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.23 --Transponder Lease Agreement dated January 31, 1995 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.24 --Transponder Lease Agreement dated April 27, 1995 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.25 --Transponder Lease Agreement dated July 5, 1995 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.26 --Transponder Lease Agreement dated April 29, 1996 between
          Microspace Communications Corporation and Muzak Limited
          Partnership
  +10.27 --Agreement to Provide Telecommunications Service dated August 8 and 9, 1995 between Keystone Communications Corporation and
          Muzak Limited Partnership
  +10.28 --Sales Agreement and License dated September 28, 1995 between
          Mainstream Data, Inc. and Muzak Limited Partnership
   10.29 --Muzak Limited Partnership Tempo Savings and Retirement Plan
   10.30 --Muzak Limited Partnership Tempo Savings and Retirement Trust
   10.31 --Muzak Limited Partnership Management Incentive Plan
   10.32 --Muzak Limited Partnership Management Option Plan
  *10.33 --Muzak, Inc. Senior Management Stock Option Plan
  *10.34 --Muzak, Inc. 1996 Employee Stock Option Plan
   10.35 --Employment Agreement dated August 31, 1992 of John R. Jester
   10.36 --Employment Agreement dated August 31, 1992 of James F.
          Harrison
   10.37 --Employment Letter dated July 7, 1995 of Kirk A. Collamer
 **11    --Calculations of pro forma net loss attributable to common stockholders per share and supplemental pro forma net loss attributable to common stockholders per share
 **21    --List of Subsidiaries of the Registrant
 **23.1  --Consent of Deloitte & Touche LLP and Report on Financial
          Statement Schedule of Muzak Limited Partnership
 **23.2  --Consent of Deloitte & Touche LLP
  *23.3  --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5)
 **24    --Power of Attorney (included on the signature page to this
          Registration Statement)
 **27    --Financial Data Schedules

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 * To be filed by amendment

** Previously filed

 + Confidential treatment requested